   As filed with the Securities and Exchange Commission on October 31, 1997
                                          Registration Statement No.    ________
                                                    Registration No.    33-57182
                                                                        ________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                ______________________________________________
                                 FORM S-3 AND
                     POST EFFECTIVE AMENDMENT TO FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                ______________________________________________

                          SANDY SPRING BANCORP, INC.
             (Exact name of registrant as specified in its charter)


         MARYLAND                      6021                    52-1532952
(State or other jurisdiction     (Primary standard          (I.R.S. employer
    of incorporation or       industrial classification   identification number)
       organization)                 code number)


                             17801 GEORGIA AVENUE
                            OLNEY, MARYLAND  20832
                                (301) 774-6400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               HUNTER R. HOLLAR
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          SANDY SPRING BANCORP, INC.
                             17801 GEORGIA AVENUE
                            OLNEY, MARYLAND  20832
                                (301) 774-6400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  COPIES TO:
                          JAMES I. LUNDY III, ESQUIRE
                            NOEL M. GRUBER, ESQUIRE
                        KENNEDY, BARIS & LUNDY, L.L.P.
                         4719 HAMPDEN LANE, SUITE 300
                           BETHESDA, MARYLAND  20814

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

   If this form is a post-effective amendment file pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
[ ]

                     CALCULATION OF REGISTRATION FEE /(1)/

======================================================================================================
                                                Proposed           Proposed
        Title of                                Maximum            Maximum      Amount of Registration
      Shares to be         Amount to be        Aggregate          Aggregate              Fee
       Registered           Registered    Price per Unit /(2)/  Offering Price
======================================================================================================
Common Stock, Par
 Value $1.00 per Share    200,000 Shares        $47.5625         $9,512,500.00         $2,883.00
======================================================================================================

/(1)/ Reflects newly registered shares to which this Registration Statement relates. Excludes 37,140 shares previously registered on Registration Statement No. 33-57182.

/(2)/ Determined, solely for the purpose of calculating the registration fee, in accordance with Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock, par value $1.00 per share, of the registrant as reported on the NASDAQ National Market System as of October 27, 1997.


                           __________________________

   The prospectus contained in this Registration Statement also relates to Registration Statement No. 33-57182 previously filed by Registrant.

PROSPECTUS
----------
                           SANDY SPRING BANCORP, INC.

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                         237,140 Shares of Common Stock

                         ______________________________

   This Prospectus relates to 200,000 authorized but unissued shares of common stock, par value $1.00 per share (the "Common Stock"), of Sandy Spring Bancorp, Inc. ("Bancorp"), being offered hereby to the shareholders of Bancorp in connection with Bancorp's Dividend Reinvestment and Stock Purchase Plan, as amended (the "Plan") and the remaining 37,140 shares of authorized but unissued Common Stock previously registered in connection with the Plan. The Plan is intended to provide holders of the Common Stock who participate in the Plan with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of Common Stock without payment of any brokerage commissions or service charges.

   Pursuant to the Plan, cash dividends on shares which are registered in a participant's name or which are kept in a participant's account under the Plan will be automatically reinvested in additional shares of Common Stock. Participants in the Plan also will have the opportunity to purchase additional shares of common stock under the Plan by making optional cash payments.

   The price of shares of Common Stock purchased with reinvested dividends or optional cash payments will be the fair market value of the Common Stock determined in accordance with the Plan. The Plan does not represent a change in Bancorp's dividend policy, which will continue to depend on earnings, financial requirements and other factors, or a guarantee of future dividends.

   Any holder of record of Common Stock is eligible to participate in the Plan. Beneficial owners interested in participating in the Plan indirectly through brokers or nominee shareholders should contact their brokers or nominee shareholders to determine whether, and to what extent, such indirect participation is available to them.

   This Prospectus does not cover resales of shares issued under the Plan to affiliates of Bancorp in connection with the Plan. No person is authorized to make use of this Prospectus in connection with any such resale.

   It is suggested that this Prospectus be retained for future reference.

                            _______________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR
              SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL
                   DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                     GOVERNMENTAL AGENCY OR INSTRUMENTALITY

                The date of this Prospectus is October 31, 1997.

                             AVAILABLE INFORMATION

   Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the following SEC Regional Offices: Seven World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. Bancorp's Common Stock is traded on the Nasdaq Stock Market's National Market under the symbol "SASR". Reports, proxy statements and other information concerning Bancorp may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

   Bancorp has filed with the Commission a Registration Statement on Form S-3 and a Post-Effective Amendment to the Registration Statement No. 33-57182 on Form S-3 (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933. The Registration Statement includes additional information which has been omitted from the Prospectus pursuant to the rules and regulations of the Commission. This additional information may be obtained from the Commission as described above. Statements contained in this Prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference in this Prospectus are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents, filed with the SEC by Bancorp under the Exchange Act, are incorporated in and made a part of this Prospectus by reference:

     (a) Bancorp's Annual Report on Form 10-K for the year ended December 31, 1996;
     (b) Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;
     (c) Bancorp's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;
     (d)  Bancorp's Current Report on Form 8-K dated April 16, 1997;
     (e) The description of the Common Stock contained in Bancorp's Notice of 1992 Annual Meeting of Shareholders and Proxy Statement dated March 24, 1992 and Current Report on Form 8-K dated May 13, 1992.

     All documents subsequently filed by Bancorp pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     BANCORP WILL FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON SUCH PERSON'S WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO:

                          SANDY SPRING BANCORP, INC.
                             17801 GEORGIA AVENUE
                            OLNEY, MARYLAND  20832
             ATTENTION: MARJORIE S. HOLSINGER, CORPORATE SECRETARY
                                (301) 774-8498

                          SANDY SPRING BANCORP, INC.

     Sandy Spring Bancorp, Inc. ("Bancorp") is the one-bank holding company for Sandy Spring National Bank of Maryland (the "Bank"). Bancorp is registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended. As such, Bancorp is subject to supervision and regulation by the Board of Governors of the Federal Reserve System. Bancorp began operating in 1988. The Bank traces its origin to 1868, and is the oldest banking business based in Montgomery County, Maryland. The Bank is independent, community oriented, and conducts a full-service commercial banking business through 20 community offices located in Montgomery, Howard, and Anne Arundel counties in Maryland. The Bank is a national bank subject to supervision and regulation by the Office of the Comptroller of the Currency. The Bank's savings and deposit accounts are insured by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum extent permitted by law.

     The Bank experiences substantial competition in attracting and retaining deposits and in making loans. Direct competition for deposits comes from other commercial banks, savings associations, and credit unions located in the Bank's primary market area of Montgomery, Howard, and Anne Arundel Counties in Maryland. Additional significant competition for deposits comes from mutual funds and corporate and government debt securities. As an alternative to traditional deposit accounts, annuities are offered through Sandy Spring Insurance Corporation, a wholly owned subsidiary of the Bank. The primary factors in competing for loans are interest rates and loan origination fees and the range of services offered by lenders. Competitors for loan origination include other commercial banks, mortgage bankers, mortgage brokers, savings associations, and insurance companies. Management believes the Bank is able to compete effectively in its primary market area.

     The address of Bancorp's and the Bank's principal executive office is 17801 Georgia Avenue, Olney, Maryland 20832, and its telephone number is (301) 774-6400.


                            DESCRIPTION OF THE PLAN


     The following discussion sets forth the provisions of the Plan in topical format.

SECTION 1.  NATURE OF THE PLAN
            ------------------

     The purpose of this Plan is to provide Shareholders with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of Common Stock without payment of any brokerage commissions or service charges. The Plan allows Shareholders to elect to become Participants in the Plan and thereafter to receive dividends, if and when declared by the Board of Directors, in the form of Common Stock rather than cash distributions.

     Shares issued under the Plan by Bancorp will be from authorized but unissued shares.

     Neither the existence of this Plan, nor the participation in the Plan by any Shareholder, ensures or guarantees the continued payment of cash dividends by Bancorp in the future, or the amount of any such dividend which may be declared by the Board of Directors. Bancorp reserves the right to change its dividend policy at any time.

     The Plan is administered by the Plan Administrator and is governed by the provisions of this Plan document.

SECTION 2.  DEFINITIONS
            -----------

     In this Plan, whenever the content so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms "he", "his", and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

Account: The account maintained to record the shares credited to a Participant
-------
and other related information under the provisions of the Plan.  See Section 8.

Bancorp: Sandy Spring Bancorp, Inc., a company organized under the laws of
-------
Maryland.

Board of Directors: The Board of Directors of Bancorp.
------------------

Code: The Internal Revenue Code of 1986, as amended.
----

Common Stock: Shares of voting common stock, par value $1.00 per share, of
------------
Bancorp.

Declaration Date: The date on which the Board of Directors declares a cash
----------------
dividend distribution on shares of Common Stock.

Optional Cash Payment Form: The form that, when properly completed and delivered
--------------------------
with the appropriate amount of funds, allows a Participant to purchase shares under the Plan in addition to shares purchased with reinvested dividends. See
Section 4.

Participant: A Shareholder who elects to participate in the Plan.  See Section
-----------
3.

Payable Date: The date on which dividends are reinvested.
------------

Plan: Sandy Spring Bancorp Dividend Reinvestment and Stock Purchase Plan.
----

Plan Administrator: American Stock Transfer & Trust Company.
------------------

Record Date: The date set by the Board of Directors for determining which
-----------
Shareholders are entitled to receive a particular dividend. Shareholders of record on the Record Date are entitled to receive the dividend.

Shareholder: A lawful holder of record of Common Stock.
-----------

Shareholder Authorization Form: The form that, when properly completed and
------------------------------
executed, allows a Shareholder to participate in the Plan.  See Section 3.

SECTION 3.  ELIGIBILITY
            -----------

     All Shareholders are eligible to participate in the Plan, subject to the limitations set forth below. If the Common Stock is not held of record by the beneficial owner of such shares, to become a Participant the beneficial owner must make appropriate arrangements for the Shareholder of record of such Common Stock to either become a Participant or transfer the Common Stock to the name of the beneficial owner.

     A Shareholder becomes a Participant upon completion and return of the Shareholder Authorization Form to the Plan Administrator. Shareholders may become Participants at any time. Any Shareholder who does not elect to participate in the Plan will continue to receive any cash dividends declared by the Board of Directors in cash. A Shareholder already participating in the Plan will continue to participate until such Shareholder gives notice to the Plan Administrator that he wishes to withdraw from the Plan. See Section 12.

     A Shareholder who elects to participate in the Plan may participate with respect to all or a portion of the shares of Common Stock registered in his name, including shares credited to his Account under the Plan. If a Shareholder designates a number of shares to participate in the Plan, only that number of shares plus shares credited to his Account under the Plan, (up to the total of shares Registered in his name at a given Payable Date) will be deemed to participate in the Plan.

     The right to participate in the Plan is not transferable. Shareholders who reside in jurisdictions in which it is unlawful for Bancorp to permit their participation are not eligible to participate in the Plan. Bancorp also reserves the right to exclude a Shareholder who resides in a foreign country or in a jurisdiction that requires registration or qualification of the Common Stock or of Bancorp or its directors, officers or other employees as broker-dealers or agents in connection with sales pursuant to the Plan.

SECTION 4.  OPTIONAL CASH PAYMENTS
            ----------------------

     A Participant who wishes to make an optional cash payment must forward a check or money order payable to the Plan Administrator for the amount of the optional cash payment together with a completed Optional Cash Payment Form. Only Participants in the Plan are eligible to make optional cash payments. Optional Cash Payment Forms for each quarter will be sent to Participants with their statements of account. Statements of account will indicate when Optional Cash Payment Forms must be received for the next dividend, based upon the expected dividend Payable Date. (See Section 8.) Participants also may request Optional Cash Payment Forms from the Plan Administrator.

     Bancorp historically has paid dividends on a quarterly basis in the months of March, June, September, and December. It is anticipated that this practice of paying dividends on a quarterly basis will continue. The Board of Directors, however, reserves the right to change Bancorp's dividend policy, or the dates, frequency or amount of dividends or to cease payment of dividends.

   Participants may make optional cash payments as often as once a quarter. The minimum optional cash payment is $100.00 per quarter, and the maximum optional cash payment is $5,000.00 per quarter. The same amount of optional cash payments need not be made each quarter, and there is no obligation to make optional cash payments after a participant is enrolled in the Plan. Amounts received in excess of the maximum optional cash payment (or below the minimum optional cash payment) will be returned to the Participant.

     Optional cash payments must be received by the Plan Administrator at least
     --------------------------------------------------------------------------
three (3) business days, but not more than thirty days, before the applicable
-----------------------------------------------------------------------------
Payable Date in order to be invested. Optional cash payments that are received
------------------------------------
less than three (3) business days before the next Payable Date will be returned to the Participant. Participants may request that optional cash payments be returned to them prior to investment, provided that the request is received by the Plan Administrator at least three (3) business days before the next Payable Date. Optional Cash Payments received more than thirty (30) days before a Payable Date will be returned to the Participant. No interest will be paid on Optional Cash Payments.

SECTION 5.  CREDITING OF ACCOUNTS
            ---------------------

     If the Shareholder Authorization Form signed by a Shareholder entitled to receive a dividend declared by the Board of Directors is received by the Plan Administrator before the Declaration Date for the next dividend payment, the Participant's next dividend payment will be invested on the Payable Date in shares of Common Stock under the Plan. Optional cash payments made by a Participant will be used to purchase Common Stock on the Payable Date if the Participant has properly delivered an Optional Cash Payment Form and payment at least three (3) days, but not more than thirty (30) days, before the Payable Date. See Section 4.

     All cash dividends declared on Common Stock designated by a Participant as participating in the Plan will be invested in additional shares of Common Stock under the Plan until he withdraws from participation in the Plan (under the provisions of Section 12) or the shares are transferred of record to a new owner.

SECTION 6.  NUMBER OF SHARES CREDITED TO PARTICIPANT'S ACCOUNT
            --------------------------------------------------

     The Account of each Participant who has elected to have cash dividend payments invested in additional shares of Common Stock will be credited as of the Payable Date with the number of shares, including fractional shares, of Common Stock determined in accordance with the following formula:


                             (Dollar Amount of Cash Dividend Declared per Share
      Number of Shares       x No. of Shares Participating in the Plan) + Any Optional Cash Payment
      Credited under         ----------------------------------------------------------------------
      the Plan         =         Fair Market Value Per Share of Common Stock

          Fractional shares shall be computed to three decimal places. "Fair market value" of the Common Stock shall mean the highest closing bid price for Bancorp's Common Stock as posted on the Nasdaq National Market on the last trading day on which such prices are so reported before the Payable Date. If there is no bid price posted on the Nasdaq National Market for a period of days before the Payable Date, the fair market value for purposes of the Plan shall be determined by the Plan Administrator on the basis of such market quotations as it shall deem appropriate. No shares will be sold under the Plan at less than the par value ($1.00 per share) of such shares.

SECTION 7.  VOTING OF SHARES CREDITED UNDER THE PLAN
            ----------------------------------------

     Prior to each annual or special meeting of Shareholders, each Participant will receive a single form of proxy, covering both the shares of Common Stock credited to his Account under the Plan and all other shares of Common Stock that are registered in the Participant's name. If the proxy is properly executed and marked for voting and delivered in time to be counted at the meeting, all shares of Common Stock credited to the Participant's Account and registered in the Participant's name will be voted as indicated by the Shareholder. A Participant or his duly appointed representative may also attend the annual or special meeting and vote his shares of Common Stock at such meeting.

SECTION 8.  STATEMENT OF ACCOUNTS OF PARTICIPANTS AND OTHER DISCLOSURE OF
            -------------------------------------------------------------
            INFORMATION
            -----------

     Each Participant will receive a statement of his Account after each Payable Date. This statement will contain the following:

     (1)  Name and address of the Participant,
     (2)  Account number under the Plan,
     (3)  Taxpayer Identification Number,
     (4)  Payable Date,
     (5)  Dividends declared by the Board of Directors,
     (6) Number of shares of Common Stock credited to the Participant's Account during the applicable period through the reinvestment of dividends and application of optional cash payments,
     (7)  Price per share for the applicable Payable Date, and
     (8) Total number of shares of Common Stock held by the Participant under the Plan.

     Statements of account also will indicate when Optional Cash Payments must be received by the Plan Administrator for the next expected dividend. (See
Section 4.) Each statement of a Participant's Account should be retained by the Participant as an ongoing statement of his Account under the Plan and for income tax purposes.

     In addition to such statements of Account, each Participant will receive all disclosure statements otherwise sent to Shareholders, including the annual report, notices of shareholder meetings, and proxy statements of Bancorp.

SECTION 9.   EXPENSES OF ADMINISTRATION
             --------------------------

     Participants will not be charged brokerage or commission fees or service charges in connection with purchases of shares of Common Stock under the Plan. All administrative expenses of the Plan will be paid by Bancorp.

SECTION 10.  DIVIDENDS ON SHARES CREDITED UNDER THE PLAN
             -------------------------------------------

     All cash dividends declared on the Common Stock credited to a Participant's Account will be reinvested in additional shares of Common Stock under the Plan, and will be credited to the Participant's Account.

SECTION 11.  CERTIFICATES FOR SHARES CREDITED UNDER THE PLAN
             -----------------------------------------------

     Certificates will be issued to a Participant for whole shares of Common Stock in the Participant's Account (1) upon the Participant's written request to the Plan Administrator, (2) if the Participant withdraws from the Plan (under the provisions of Section 12), or (3) if Bancorp terminates the Plan (under
Section 15). Requests will be handled without charge to the Participant. Any remaining whole or fractional shares will continue to be held by the Plan Administrator. No certificate for fractional shares will be issued. Dividends on fractional shares will continue to be credited to a Participant's Account as described in Section 10, unless the Participant withdraws from the Plan (under the provision of Section 12). Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment.

SECTION 12.  WITHDRAWAL FROM THE PLAN
             ------------------------

     Participation in the Plan is entirely voluntary, and a Participant may request to withdraw from the Plan, and terminate reinvestment of dividends with respect to all of his shares, at any time by notifying the Plan Administrator in writing.

     Upon withdrawal from the Plan, the Participant will receive certificates representing all whole shares of Common Stock then credited in his Account. Any fractional shares in the Participant's Account shall be redeemed for cash in an amount equal to the fraction of a whole share times the closing price per share reported on the NASDAQ National Market on the last trading day prior to the date of withdrawal.

     If the request to withdraw is received on or after the Declaration Date for a cash dividend payment, any dividend paid on the corresponding Payable Date will be reinvested in additional shares of Common Stock and credited to the withdrawing Participant's Account in accordance with the provisions of the Plan. The request to withdraw will then be processed promptly following such Payable Date. Thereafter, all cash dividends will be paid to the withdrawing Participant in cash. A Shareholder may elect to again become a Participant at any time subsequent to withdrawal from the Plan.

     If a request to withdraw is received at least three (3) business days before a Payable Date, any optional cash payment not yet applied to the purchase of Common Stock will be returned to the Participant. If the request is made after that date, any optional cash payment may be used to purchase Common Stock as of the Payable Date or returned to the Participant, at the discretion of the Plan Administrator.

     If a Participant disposes of any or all of his shares of Common Stock registered in his name other than shares credited to the Participant's Account under the Plan, the shares of Common Stock credited under the Plan shall continue to be administered under the provisions of the Plan unless the Participant notifies the Plan Administrator of his withdrawal from the Plan.

SECTION 13.  STOCK DIVIDEND OR STOCK SPLIT
             -----------------------------

     Any shares of Common Stock issued in connection with a stock split or stock dividend on Common Stock held under the Plan will be added to Participants' Accounts under the Plan.

     After declaration of a stock dividend or stock split by Bancorp, a statement will be sent to each Participant indicating the number of shares of stock credited to his Account under the Plan as a result of the stock dividend or stock split. The information regarding the stock dividend or stock split may be incorporated into the Participant's statement of Account (as provided in Section 8).


SECTION 14.  FEDERAL TAX INFORMATION
             -----------------------

     A Participant who has cash dividends reinvested in additional shares of Common Stock under the provisions of the Plan will be treated for federal income tax purposes (under the Code) as having received a cash dividend in an amount equal to the aggregate "fair market value" (determined under Section 6 as of the applicable Payable Date) of all whole and fractional shares credited to the Participant's Account in respect of that dividend. A Participant will not recognize income for federal income tax purposes upon the purchase of Common Stock under the Plan with optional cash payments. The Participant's tax basis (under the Code) in the shares credited under the Plan will be an amount equal to such shares' "fair market value" as determined under Section 6.

     A Participant also will realize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share interest credited to the Participant's Account. The amount of any such gain or loss will be the difference between the amount that the Participant received for the fractional share interest and the tax basis of that interest.

     A Participant will not recognize any taxable income upon receipt of certificates for whole shares credited to the Participant's Account, either upon the Participant's request for certain of these shares or upon termination of participation in the Plan.

     THE TAX CONSEQUENCES AS SET FORTH ABOVE ARE FOR INFORMATIONAL PURPOSES ONLY
     ---------------------------------------------------------------------------
AND SHOULD NOT BE RELIED UPON AS A LEGAL OR ACCOUNTING OPINION IN REGARD TO A
-----------------------------------------------------------------------------
PARTICULAR PARTICIPANT'S CIRCUMSTANCES.  EACH SHAREHOLDER CONSIDERING
---------------------------------------------------------------------
PARTICIPATING IN THE PLAN IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL
------------------------------------------------------------------------------
ADVISORS AS TO THE FEDERAL, STATE AND OTHER TAX CONSEQUENCES OF PARTICIPATING IN
--------------------------------------------------------------------------------
THE PLAN BASED UPON HIS OR HER PARTICULAR FACTS AND CIRCUMSTANCES.
------------------------------------------------------------------

SECTION 15.  TERMINATION BY BANCORP
             ----------------------

     Although Bancorp intends to continue the Plan in the future, the Board of Directors reserves the right to amend, suspend, modify, or terminate the Plan at any time. Written notice of any such amendment, suspension, modification, or termination will be sent by Bancorp to Participants within thirty (30) days following any such action.

SECTION 16.  ADMINISTRATION OF THE PLAN
             --------------------------

     The Plan will be administered by American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005, telephone no. (800) 278-4353. Neither Bancorp nor the Plan Administrator will be liable for any act done in good faith or for good faith omission to act, including, but not limited to, any claim or liability arising out of failure to terminate a Participant's Account upon a Participant's death prior to receipt of notice in writing of such death.

     Bancorp cannot assure Participants of a profit or protect them against a loss on the shares credited to their Accounts under the Plan. Shares of Common Stock credited to a Participant's Account are subject to market investment risk. Because of potential delay in processing a Participant's request to issue a certificate for shares of Common Stock credited to his Account, a Participant may not be able to sell his Account shares as quickly as other shares. No provision in the Plan shall be construed as any assurance by Bancorp that dividends will be declared by the Board of Directors in the future.

     Bancorp reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the prudent and financially sound operation of the Plan. The Plan will be governed by the laws of the State of Maryland, and by any applicable federal tax or securities laws.

                                USE OF PROCEEDS

     Bancorp has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan, or the prices at which such shares will be sold. However, Bancorp proposes to use the net proceeds from the sale of shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes, which may include contributions to the Bank to increase the Bank's capital and permit additional growth in Bank assets.

                                 LEGAL OPINION

     The validity of the shares of the Common Stock being offered hereby has been passed upon for Bancorp by Kennedy, Baris & Lundy, L.L.P.

                                    EXPERTS

     The consolidated financial statements of Bancorp as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996, have been referred to herein and incorporated herein by reference in reliance upon the report of Stegman & Company, independent certified public accountants, with respect thereto, and upon the authority of said firm as experts in accounting and auditing.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 2-418 of the Maryland General Corporation Law provides for the indemnification of directors and officers of corporations organized thereunder in certain circumstances. In addition, Section 2-418 gives Bancorp the power to indemnify its directors and officers against liability for certain of their acts.

     Article XV of Bancorp's Articles of Incorporation provides for indemnification of directors and officers of Bancorp to the fullest extent permissible under the Maryland General Corporation Law against liability for certain of their acts.

     Article XVI of Bancorp's Articles of Incorporation provides that an officer or director of Bancorp shall not be personally liable to Bancorp or its shareholders for monetary damages for breach of their fiduciary duty as an officer or director, unless: (a) it is proved that the individual officer or director actually received an improper benefit or profit in money, property or services from Bancorp, or (b) a judgment or other final adjudication adverse to the individual officer or director is entered in a proceeding based on a finding in the proceeding that the individual's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     Directors and officers liability insurance has also been obtained by Bancorp, the effect of which is to indemnify the directors and officers of Bancorp against certain damages and expenses because of certain claims made against them resulting from their negligent act, error or omission.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling Bancorp pursuant to the foregoing provisions or otherwise, Bancorp has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

=======================================================      ============================
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-
TION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS
CONTAINED OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS, AND IF GIVEN OR MADE, ANY SUCH
INFORMATION OR REPRESENTATION MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY BANCORP.                   SANDY SPRING BANCORP, INC.
NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE
HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF BANCORP SINCE ANY OF THE DATES AS OF
WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE
DATE HEREOF.  THIS PROSPECTUS DOES NOT CONSTITUTE AN                  237,140
OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY             SHARES OF
OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION                COMMON STOCK
TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH
OFFER.                                                       (PAR VALUE $1.00 PER SHARE)

              TABLE OF CONTENTS

                                                       PAGE
                                                       ----

Available Information..................................   1
Incorporation of Certain Documents by Reference........   1  ----------------------------
Sandy Spring Bancorp, Inc. ............................   2           PROSPECTUS
Description of the Plan                                      ----------------------------
 Section 1.  Nature of the Plan........................   2
 Section 2.  Definitions...............................   3  FOR STOCK TO BE ISSUED UNDER
 Section 3.  Eligibility...............................   3   THE DIVIDEND REINVESTMENT
 Section 4.  Optional Cash Payments....................   4    AND STOCK PURCHASE PLAN
 Section 5.  Crediting of Accounts.....................   4
 Section 6.  Number of Shares Credited to
             Participant's Account.....................   5
 Section 7.  Voting of Shares Credited
             under the Plan............................   5
 Section 8.  Statement of Accounts of
             Participants and Other Disclosure
             of Information............................   5
 Section 9.  Expenses of Administration................   6
 Section 10. Dividends on Shares Credited
             under the Plan............................   6
 Section 11. Certificates for Shares Credited
             under the Plan............................   6
 Section 12. Withdrawal from the Plan..................   6
 Section 13. Stock Dividend or Stock Split.............   7
 Section 14. Federal Tax Information...................   7
 Section 15. Termination by Bancorp....................   7
 Section 16. Administration of the Plan................   7
Use of Proceeds........................................   8
Legal Opinion..........................................   8
Experts................................................   8
Indemnification of Officers and Directors..............   9





                                                                   OCTOBER 31, 1997




===========================================================  ============================

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         *  SEC registration fee...............  $ 2,883
         *  Printing and word processing.......    5,000
         *  Legal fees and expenses............   12,000
         *  Accounting fees and expenses.......    2,000
         *  Blue Sky filing fees and expenses
            (including counsel fees)...........    3,500
         *  Other expenses.....................    1,000
                                                 -------
            Total..............................  $26,383
                                                 =======
-------------
* Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Bancorp's Articles of Incorporation generally provide for indemnification to the extent authorized by applicable law. Section 2-418 of the Maryland General Corporation Law sets forth circumstances under which directors, officers, employees and agents of Bancorp may be insured or indemnified against liability which they may incur in their capacities:

  2-418  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. -- (a)
In this section the following words have the meanings indicated.
  (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, other enterprise, or employee benefit plan.
  (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.
  (3)    "Expenses" include attorney's fees.
  (4)    "Official capacity" means the following:
  (i) When used with respect to a director, the office of director in the corporation; and
  (ii) When used with respect to a person other than a director as contemplated in sub-section (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.
  (iii) "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.
  (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
  (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.
  (b)(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:
  (i) The act or omission of the director was material to the matter giving rise to the proceeding; and
  1.     Was committed in bad faith; or
  2.     Was the result of active and deliberate dishonesty; or
  (ii) The director actually received an improper personal benefit in money, property, or services; or
  (iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.
  (2)(i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.
  (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.
  (3)(i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.
  (ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttal presumption that the director did not meet that standard of conduct.
  (c) A director may not be indemnified under subsection (B) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.
  (d)    Unless limited by the charter:
  (1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (B) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.
  (2) A court of appropriate jurisdiction upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:
  (i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or
  (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.
  (3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.
  (e)(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.
  (2)    Such determination shall be made:
  (i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;
  (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (I) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or
  (iii)  By the stockholders.
  (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.
  (4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.
  (f)(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:
  (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and
  (ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
  (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.
  (3) Payments under this subsection shall be made as provided by the charter, bylaws or contract or as specified in subsection (e) of this section.
  (g) The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders of directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
  (h) This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

  (i)    For purposes of this section:
  (1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan:
  (2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fined; and
  (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.
  (j)    Unless limited by the charter:
  (1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);
  (2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and
  (3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract.
  (k)(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.
  (2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.
  (3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.
  (l) Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

     The exhibits filed as part of this Registration Statement are as follows:

  Exhibit
  Number                        Description
  ------                        -----------

  4.1 Sandy Spring Bancorp Dividend Reinvestment and Stock Purchase Plan is set forth in full in the Prospectus, to which reference is made

  4.2  Dividend Reinvestment and Stock Purchase Plan Authorization Form

  5 Opinion of Kennedy, Baris & Lundy, L.L.P., with respect to the validity of the Common Stock being registered

  23.1 Consent of Stegman & Company, independent auditors

  23.2 Consent of Kennedy, Baris & Lundy, L.L.P. (Contained in their opinion filed as Exhibit 5 hereto)

  24   Power of Attorney of certain directors and officers of Bancorp

  99.1 Questions and Answers

  99.2 Letter to Shareholders

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Olney, Maryland, as of October 31, 1997.

  SANDY SPRING BANCORP, INC.

  By:  /s/ Hunter R. Hollar
       --------------------------------
       Hunter R. Hollar
       President
       and Chief Executive Officer
       (Duly Authorized Representative)

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ John Chirtea*               Director                       October 31, 1997
------------------------------
John Chirtea

/s/ Susan D. Goff*              Director                       October 31, 1997
------------------------------
Susan D. Goff

/s/ Solomon Graham*             Director                       October 31, 1997
------------------------------
Solomon Graham

/s/ Joyce R. Hawkins*           Director                       October 31, 1997
------------------------------
Joyce R. Hawkins

/s/ Thomas O. Keech*            Director                       October 31, 1997
------------------------------
Thomas O. Keech

/s/ Charles F. Mess*            Director                       October 31, 1997
------------------------------
Charles F. Mess

/s/ Robert L. Mitchell*         Director                       October 31, 1997
------------------------------
Robert L. Mitchell

/s/ Robert L. Orndorff, Jr.*    Director                       October 31, 1997
------------------------------
Robert L. Orndorff, Jr.

/s/ David E. Rippeon*           Director                       October 31, 1997
------------------------------
David E. Rippeon

/s/ Lewis R. Schumann*          Director                       October 31, 1997
------------------------------
Lewis R. Schumann

/s/ W. Drew Stabler*            Chairman of the Board          October 31, 1997
------------------------------  and Director
 W. Drew Stabler

/s/ James H. Langmead           Vice President, Treasurer and  October 31, 1997
------------------------------  Principal Financial and
James H. Langmead               Accounting Officer

               *By:  /s/ Hunter R. Hollar                       October 31, 1997
                    ----------------------------------------
                    Hunter R. Hollar, Attorney in Fact

                                 EXHIBIT INDEX


  Exhibit
  Number                        Description
  ------                        -----------

   4.1 The Sandy Spring Bancorp Dividend Reinvestment and Stock Purchase Plan is set forth in full in the Prospectus, to which reference is made

   4.2 Dividend Reinvestment and Stock Purchase Plan Authorization Form

   5 Opinion of Kennedy, Baris & Lundy, L.L.P., with respect to the validity of the Common Stock being registered

  23.1 Consent of Stegman & Company, independent auditors

  23.2 Consent of Kennedy, Baris & Lundy, L.L.P. (Contained in their opinion filed as Exhibit 5 hereto)

  24   Power of Attorney of certain directors and officers of Bancorp

  99.1 Questions and Answers

  99.2 Letter to Shareholders